TRANSOCEAN LTD. SELLS JACKUP FLEET TO BORR DRILLING

ZUG, SWITZERLAND—May 31, 2017—Transocean Ltd. (NYSE: RIG) announced today that it has completed the previously disclosed transaction to sell its jackup fleet to Borr Drilling Limited (“Borr”) for a total consideration of approximately $1.35 billion. The sale included the company’s 10 high-specification jackups and five jackups under construction at Keppel FELS Limited’s (“Keppel”) shipyard in Singapore.

The company received cash of approximately $320 million associated with the sale. Additionally, the transaction transfers to Borr the company’s remaining financial obligations related to the five jackups under construction at Keppel. Transocean is expected to continue operating the three jackups working in Thailand until the current drilling contracts expire and will reflect the associated revenue and expenses in income from continuing operations.

“The sale of our jackup fleet is consistent with our strategic goal of remaining the industry’s undisputed leader in the ultra-deepwater and harsh environment markets, where our high quality assets, unmatched operational experience and trusted customer relationships provide us with a clear competitive advantage,” said Jeremy Thigpen, President and Chief Executive Officer.

“Further,” added Mark Mey, Executive Vice President and Chief Financial Officer, “this transaction is consistent with our goal of enhancing liquidity to provide greater strategic optionality. We have taken an impairment of approximately $1.6 billion in relation to the sale of the jackup fleet to Borr, but continue to remain comfortably within our debt to tangible capitalization ratio in our revolving credit facility. ”

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 46 mobile offshore drilling units consisting of 30 ultra-deepwater floaters, seven harsh environment floaters, three deepwater floaters and six midwater floaters. In addition, the company has four ultra-deepwater drillships under construction or under contract to be constructed.

For more information about Transocean, please visit: www.deepwater.com.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, the intention to scrap certain drilling rigs, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2016, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at:  www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at:  www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Diane Vento

+1 713-232-8015

Media Contact:

Pam Easton

+1  713-232-7647